Consent of Independent Auditors



CONSENT OF INDEPENDENT AUDITORS

Seligman Henderson Global Fund Series, Inc.:

We consent to the use in Post-Effective Amendment No. 25 to Registration Statement No. 33-44186 of our report dated December 5, 1997, appearing in the Annual Report to Shareholders for the year ended October 31, 1997, incorporated by reference in the Statement of Additional Information, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.




DELOITTE & TOUCHE LLP
New York, New York
February 23, 1998